UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 19, 2005
DEL MONTE FOODS COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14335	13-3542950

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market @ The Landmark San Francisco, California	94105

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (415) 247-3000
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01     Entry into a Material Definitive Agreement.
As previously announced and reported in a Current Report on Form 8-K dated December 16, 2005, the Board of Directors (the “Board”) of Del Monte Foods Company (the “Company”) declared a cash dividend of $0.04 per share on the Company’s common stock. Pursuant to the Company’s collared accelerated share repurchase arrangement entered into on June 29, 2005 (the “June 29, 2005 ASB”) with Goldman Sachs International (“Goldman Sachs”), under which the Company repurchased approximately 12 million shares of its outstanding common stock, the declaration of such a dividend constitutes an Extraordinary Dividend (as defined in the June 29, 2005 ASB) and provides Goldman Sachs with the right to terminate the June 29, 2005 ASB. On December 19, 2005, Goldman Sachs notified the Company of its intent to terminate the June 29, 2005 ASB effective as of the close of business on such date. The termination does not affect the retirement of the approximately 12 million shares previously repurchased by the Company but, as described below, affects the timing and amount of payments between the parties with respect to the June 29, 2005 ASB.
The June 29, 2005 ASB provides that certain payments are required by both the Company and Goldman Sachs upon termination. Most significantly, the Company may receive from, or be required to pay, Goldman Sachs a purchase price adjustment with respect to the approximately 12 million repurchased shares based principally on Goldman Sachs’ actual cost to purchase the shares in the open market, subject to a partial collar, over a period of approximately 16 months beginning shortly after the repurchase from Goldman Sachs.
Simultaneously with the termination of the June 29, 2005 ASB, on December 19, 2005, the Company entered into a new collared accelerated share repurchase arrangement (the “December 19, 2005 ASB”) with Goldman Sachs based on approximately 8 million shares to complete the balance of the June 29, 2005 ASB. As a result, the new arrangement requires the Company and Goldman Sachs to settle the price adjustment with respect to the approximately 4 million shares already purchased by Goldman Sachs based on their actual cost to purchase the shares in the open market between July 22, 2005 and December 19, 2005. The aggregate amount required to be paid by the Company to Goldman Sachs under the June 29, 2005 ASB, which includes the amount of the price adjustment for the approximately 4 million shares purchased by Goldman Sachs, is approximately $1,168,000 and must be paid in cash on or before December 22, 2005.
The December 19, 2005 ASB, as evidenced by the Master Confirmation dated June 29, 2005 and incorporated herein by reference at Exhibit 10.1, and the new Supplemental Confirmation dated December 19, 2005 executed by the Company and Goldman Sachs and attached hereto as Exhibit 10.2, contains terms substantially identical to the June 29, 2005 ASB, requiring certain payments by both the Company and Goldman Sachs. As with the June 29, 2005 ASB, the most significant of these payments is the purchase price adjustment with respect to the remaining 8 million shares based principally on Goldman Sachs’ actual cost to purchase such shares in the open market, subject to a partial collar, over a period that is expected to extend to late October 2006. Any payments that the Company may make under the December 19, 2005 ASB can be settled, at the Company’s option, in cash or in shares of its common stock.

Goldman Sachs has agreed that its purchases of the Company’s common stock in the open market in connection with the December 19, 2005 ASB will be accomplished in accordance with the volume and timing guidelines of Rule 10b-18 of the Exchange Act applicable to the Company and Rule 10b5-1 of the Exchange Act.
The foregoing summary of the material provisions of the new Supplemental Confirmation entered into December 19, 2005 between the Company and Goldman Sachs does not purport to be complete and is qualified in its entirety by reference to the Master Confirmation and Supplemental Confirmation filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.
Item 1.02     Termination of a Material Definitive Agreement
The information set forth above in “Item 1.01. Entry into a Material Definitive Agreement” regarding Goldman Sachs’ termination of the June 29, 2005 ASB with Company is hereby incorporated into Item 1.02 by reference.
Section 2 — Financial Information
Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth above in “Item 1.01. Entry into a Material Definitive Agreement” regarding the Company’s entry into the December 19, 2005 ASB with Goldman Sachs is hereby incorporated into Item 2.03 by reference.
Section 9 — Financial Statements and Exhibits
Item 9.01     Financial Statements and Exhibits.
(c)  Exhibits.

Exhibit	Description

10.1	Master Confirmation entered into by the Company and Goldman Sachs on June 29, 2005 (previously filed in a Current Report on Form 8-K dated June 30, 2005 and incorporated herein by reference)

10.2	Supplemental Confirmation entered into by the Company and Goldman Sachs on December 19, 2005

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Del Monte Foods Company
Date: December 20, 2005	By:	/s/ James Potter
		Name:	James Potter
		Title:	Secretary

EXHIBIT INDEX

Exhibit	Description

10.1	Master Confirmation entered into by the Company and Goldman Sachs on June 29, 2005 (previously filed in a Current Report on Form 8-K dated June 30, 2005 and incorporated herein by reference)

10.2	Supplemental Confirmation entered into by the Company and Goldman Sachs on December 19, 2005